Exhibit 10.2

EQUITY BANCSHARES, INC.

2013 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE AND EFFECTIVE DATE

1.1	Purpose. The purpose of the Plan is to provide equity incentives for employees, non-employee directors, and key consultants and contractors, thereby promoting the long-term growth and financial success of the Company.

1.2	Effective Date and Expiration of Plan. The Plan will be effective upon its adoption and approval by the Board. Unless earlier terminated by the Board pursuant to Section 10.2, the Plan shall terminate on the tenth anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.

ARTICLE II

DEFINITIONS

2.1	The following words and phrases, as used in the Plan, shall have the meanings set forth in this Section. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.

(a)	Award means, individually or collectively, any Nonqualified Stock Option Award, Restricted Stock Award, Restricted Stock Unit Award or Unrestricted Stock Award granted pursuant to this Plan.

(b)	Award Agreement means the written agreement between the Company and each Participant that describes the terms and conditions of each Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant. If there is a conflict between the terms of the Plan and the Award Agreement, the terms of the Plan will govern.

(c)	Board means the Board of Directors of the Company.

(d)

Cause, with respect to any Participant, means: (a) gross negligence or gross neglect of duties; or (b) commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Participant’s employment or service, as the case may be, with the Company or any of its Subsidiaries; or (c) fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Participant’s employment or provision of services, as the case may be; or (d) issuance of an order for removal of the Participant by the Company’s banks regulators. Any determination of “Cause” under this Plan shall be made by the Committee in its sole discretion, which determination shall be final and binding on all parties. If, subsequent to a Participant’s Termination (whether voluntary or involuntary), it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause. A Participant’s Termination for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made. In the event that the Participant is a party to an employment agreement that includes a definition of “Cause,” the employment agreement shall control with respect to the definition of “Cause.”

(e)	Code means the Internal Revenue Code of 1986, as amended or superseded after the Effective Date, and any applicable rulings or regulations issued thereunder.

(f)	Company means Equity Bancshares, Inc., a Kansas corporation.

(g)	Company Director means a non-employee member of the Board.

(h)	Company Stock means the Company’s common shares, without par value per share.

(i)	Committee means the Compensation Committee of the Board (or the full Board in the absence of any such Compensation Committee).

(j)	Disability means the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months; or is, by reason of a medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months, receiving replacement benefits for a period of not less than three (3) months under an accident and health plan covering employee of the Company. In the event that the Participant is a party to an employment agreement that includes a definition of “Disability,” the employment agreement shall control with respect to the definition of “Disability.”

(k)	Effective Date means the date on which the Plan is approved by the Board, as provided in Section 1.2.

(l)	Employee means any person who, on any applicable date, is a common law employee of the Company or any Subsidiary. The Company’s employment classification of an individual shall be binding and controlling for all purposes of the Plan and shall apply irrespective of any contrary employment classification of such individual by the Internal Revenue Service, a court of competent jurisdiction or any other person or entity.

(m)	Exchange Act means the Securities Exchange Act of 1934, as amended.

(n)	Fair Market Value means, as of any specified date, an amount equal to the reported closing price of a share of Company Stock on any established stock exchange or quotation system on the specified date or, if no shares of Company Stock have been traded on such date, the closing price of a share of Company Stock on any established stock exchange or quotation system as reported on the first day prior thereto on which shares of Company Stock were so traded. If the preceding sentence does not apply, Fair Market Value shall be determined in good faith by the Committee.

(o)	Fiscal Year means the fiscal year of the Company, which is the 52-week period ending on December 31.

(p)	Non-Employee Director means either a Company Director or a Subsidiary Director.

(q)	Nonqualified Stock Option or Option means an Option granted Pursuant to the provisions of Article V, which is not intended to be an incentive stock option to purchase Company Stock as defined under Section 422 of the Code.

(r)	Option Price means the price at which Company Stock may be purchased under an Option.

(s)	Participant means an Employee, Non-Employee Director, consultant or contractor to whom an Award has been made under the Plan.

(t)	Personal Representative means the person or persons who, upon the death, Disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option Award theretofore granted or made to such Participant.

(u)	Plan means this Equity Bancshares, Inc. 2013 Stock Incentive Plan, as amended from time to time.

(v)	Restricted Stock means Company Stock granted under this Plan pursuant to the provisions of Article VI.

(w)	Restricted Stock Units means an Award providing for the contingent grant of Company Stock (or the cash equivalent thereof) pursuant to the provisions of Article VII.

(x)	Retirement means with respect to a Participant who is an Employee, the normal or early retirement of such Participant pursuant to the terms of the Company’s 401(k) savings plan.

(y)	Shareholders mean the shareholders of the Company.

(z)	Subsidiary means a corporation or other entity with respect to which more than 50% of the voting securities of such corporation or other entity is owned directly or indirectly by the Company.

(aa)	Termination means a Participant’s termination of employment or service with the Company or Subsidiary.

(bb)	Unrestricted Stock means Company Stock granted under this Plan pursuant to the provisions of Article VIII.

ARTICLE III

ADMINISTRATION

3.1	Committee to Administer. The Plan shall be administered by the Committee; provided, however, the Board shall have the sole authority to grant and administer Awards for Company Directors and any reference to the “Committee” in this Plan document shall mean the “Board” when referring to such Company Director Awards.

3.2	Powers of the Compensation Committee.

(a)	The Committee shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. Any action or decision by the Committee shall be final, binding and conclusive with respect to the interpretation of the Plan and any Award made under it.

(b)	Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Participants who shall receive an Award, the time or times when such Award shall be made, the vesting schedule, if any, for the Award and the type of Award to be granted, the number of shares to be subject to each Option and all other terms and conditions of any Award.

(c)	The Committee shall determine and set forth in an Award Agreement the terms of each Award. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan. The Committee may, in its discretion, accelerate the date on which any Option may be exercised.

ARTICLE IV

ELIGIBILITY AND SHARES AVAILABLE FOR AWARD

4.1	Eligibility for Awards. An Award may be made to any Employee, Non-Employee Director or key consultants and contractors selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective individuals, his or her present and potential contributions to the success of the Company, the value of his or her services to the Company, and such other factors deemed relevant by the Committee.

4.2	Shares Available Under the Plan.

(a)	Subject to adjustment under Section 10.1, the number of shares of Company Stock that may be issued pursuant to Awards under the Plan shall not exceed, in the aggregate, 725,000 shares.

(b)	Any Company Stock related to Awards that are forfeited, terminated, expire unexercised, tendered by a Participant in connection with the exercise of an Award, withheld from issuance in connection with a Participant’s payment of tax withholding liability, settled in cash in lieu of Company Stock, or settled in such other manner so that a portion or all of the Company Stock included in an Award are not issued to a Participant shall become automatically available for other Awards.

4.3	Dividends and Dividend Equivalents. The terms of an Award may provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of Company Stock covered by the Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or shares of Company Stock, as determined by the Committee.

ARTICLE V

NON-QUALIFIED STOCK OPTIONS

5.1	Award of Stock Options. Awards under the Plan shall consist of Nonqualified Stock Options. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate.

5.2	Period of Option.

(a)	An Option granted under the Plan shall be exercisable only in accordance with the vesting schedule approved by the Committee. The Committee may in its discretion prescribe additional conditions, restrictions or terms on the vesting of an Option. After the Option vests, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Award Agreement. Subject to Section 5.6, the duration of each Option shall not be more than ten years from the date of grant.

(b)	Except as provided in Section 5.6, a Participant may not exercise an Option unless such Participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an Employee or Non- Employee Director.

5.3	Award Agreement. Each Option shall be evidenced by an Award Agreement.

5.4	Option Price, Exercise and Payment.

(a)	The Option Price of Company Stock under each Option shall be determined by the Committee but shall be a price not less than 100 percent of the Fair Market Value of Company Stock at the date such Option is granted.

(b)	Subject to Section 5.6, the Committee may not (i) amend an Option to reduce its Option Price, (ii) cancel an Option and re-grant an Option with a lower Option Price than the original Option Price of the cancelled Option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of “re-pricing” an Option.

(c)	Vested Options may be exercised from time to time by giving written notice to the Company’s Chief Financial Officer or his or her designee, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or the Option Price may be paid in whole or in part through the transfer to the Company of shares of Company Stock in accordance with procedures established by the Committee from time to time. In addition, to the extent authorized by the Committee and subject to the rules and procedures established by the Committee for this purpose, an Option may also be exercised through a cashless exercise procedure that affords a Participant the opportunity to receive a number of shares of Company Stock equal to the quotient of (i) the aggregate Fair Market Value of the Option shares being exercised less the Option Price of such Option shares and less the amount of any applicable tax withholding obligations, divided by (ii) the Fair Market Value of one share of Company Stock.

(d)	In the event such Option Price is paid in whole or in part, with shares of Company Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the Fair Market Value of such shares. The Company shall not issue or transfer Company Stock upon exercise of an Option until the Option Price is fully paid.

5.5	Rights and Privileges. A Participant shall have no rights as a Shareholder with respect to any shares of Company Stock covered by an Option until the issuance of such shares to the Participant.

5.6	Termination of Employment. Subject to Article IX (Change in Control of the Company), the following provisions will govern the treatment of a Participant’s outstanding Nonqualified Stock Option Awards following a Participant’s Termination.

(a)	If the Participant’s Termination is due to death, Disability or Retirement, then all of the Participant’s outstanding Options shall become fully vested and may be exercised by the Participant (or his Personal Representative) at any time before the earlier of (i) one year after the Participant’s Termination or (ii) the expiration date of the Award.

(b)	If the Participant’s Termination is for any reason other than death, Disability, Retirement, or Cause, then (i) any Options that are not vested on the date of such Termination will immediately terminate and be of no further force and effect and (ii) any Options that are vested on the date of such Termination may be exercised by the Participant (or his Personal Representative) at any time before the earlier of (i) three months after the Participant’s Termination or (ii) the expiration date of the Award.

(c)	If the Participant’s Termination is for Cause, then all of the Participant’s outstanding Options (whether or not then vested and exercisable) shall expire and any rights thereunder shall terminate immediately.

ARTICLE VI

RESTRICTED STOCK

6.1	Award of Restricted Stock. Each grant of Restricted Stock under this Plan shall be subject to an Award Agreement, stock certificate transfer legend, or stop transfer instructions to the Company’s stock transfer agent, specifying the terms and conditions of the Award. Restricted Stock granted under this Plan shall consist of shares of Company Stock that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as the Committee may specify. The terms and conditions may provide, in the discretion of the Committee, for the lapse of transfer restrictions or forfeiture provisions to be accelerated or contingent upon the achievement of one or more specified performance goals.

ARTICLE VII

RESTRICTED STOCK UNITS

7.1	Award of Restricted Stock Units. Each grant of Restricted Stock Units under this Plan shall be evidenced by an Award Agreement that (a) provides for the issuance of shares of Company Stock to a Participant at such time or times as the Committee may specify, and (b) contains such other terms and conditions as the Committee may specify, including terms that condition the issuance of shares of Company Stock upon the achievement of one or more specified performance goals.

ARTICLE VIII

UNRESTRICTED STOCK

8.1	Unrestricted Stock Awards. The Committee may grant shares of Company Stock in lieu of cash compensation, pursuant to a stock award program or otherwise, without imposing any minimum vesting or holding period on such Company Stock.

ARTICLE IX

CHANGE IN CONTROL OF THE COMPANY

9.1	Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article IX shall govern and supersede any inconsistent terms or provisions of the Plan.

9.2	Change in Control. For purposes of this Plan, Change in Control shall mean the first to occur of any of the following events from and after the date of this Agreement:

(i)	Any person, entity or a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act, as amended (the “Exchange Act”)) becomes the beneficial owner, directly or indirectly of securities of the Company representing 50% or more of: (a) the then outstanding shares of common stock of the Company; (b) the combined voting power of the Company’ then outstanding securities; or (c) the fair market value of all the Company’ then outstanding securities; provided, however, if any person, entity or group is considered to own more than 50% of (a) the then outstanding shares of common stock of the Company; (b) the combined voting power of the Company’ then outstanding securities; or (c) the fair market value of all the Company’ then outstanding securities, the acquisition of additional securities by the same person, entity or group shall not be deemed to be a Change in Control; or

(ii)	The majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iii)	The consummation of a merger or consolidation of the Company with any other entity other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) 50% or more of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person, entity or “group” (as defined in Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of: (a) the then outstanding shares of common stock of the Bank; (b) the combined voting power of the Company’ then outstanding securities; or (c) the fair market value of all the Company’ then outstanding securities; or

(iv)	The sale or disposition of all or substantially all of the Company’ assets.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of this Section, “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Exchange Act.

9.3	Effect of Change in Control on Certain Awards.

(a)	All outstanding Options, Restricted Stock, and Restricted Stock Units granted to Participants who are employed by the Company or a Subsidiary at the time of a Change in Control shall become fully vested and exercisable, unless otherwise provided in an applicable Award Agreement or as set forth in (b) below.

(b)	Notwithstanding the foregoing or any provision in this Plan or an Award Agreement to the contrary, in the event that the Company undergoes a Change in Control, or in the event the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation, the Committee (or the board of directors of any corporation assuming the obligations of the Company) shall have the sole and absolute power and discretion to prescribe and amend the terms and conditions for the exercise, or modification, of any outstanding Awards granted hereunder. Such power and discretion shall include, but shall not be limited to, the power and authority to provide that Options granted hereunder must be exercised in connection with the closing of such transaction and that if not so exercised such Options will expire. Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s capital, shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change in Control.

9.4	Amendment or Termination. This Article IX shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participant under the Plan.

ARTICLE X

COVENANTS AND ACKNOWLEDGMENTS

10.1	Confidentiality / Non-Solicitation / Non-Competition Agreement. If so required by the terms of the Award Agreement, the Participant shall be bound by the terms of any confidentiality, non-solicitation, non-competition, and/or similar terms however denominated in his/her employment agreement with the Company (to the extent he/she has entered into any such agreement). The provisions set out herein shall be in addition to any such terms and/or agreements between Participant and the Company. Regardless, in consideration of any Award received and the Confidential Information (as defined herein) and customer good will to which Participant has been or will be given access through his or her continued employment with the Company, the Participant acknowledges and agrees as follows (the “Agreement”):

(a)	Acknowledgements: Participant acknowledges and agrees that in the conduct of Participant’s duties, Participant may be exposed to, and, in some cases, to come into possession of certain documents, lists, databases, financial statements, contracts, agreements, personnel records (including evaluations, manuals, tests, etc.), correspondence, plans, records, documents, materials and other information (including but not limited to customer information), all of which pertains to the business of the Company, including its financial affairs, the terms of its agreements with customers and other parties and certain creative works and/or processes prepared by or for the Company. All such information is not generally available to the public, is a valuable, special, and unique asset of the Company’s business and constitutes trade secrets/confidential proprietary information of the Company (the “Confidential Information”). Participant further acknowledges the misappropriation or unauthorized disclosure of Confidential Information at any time is prohibited and will cause the Company irreparable injury. Participant further acknowledges that the Company’s relationships with its customers, employees, and other business associations are among the Company’s most important assets and that developing, maintaining, and continuing such relationships is one of the Company’s highest priorities. Participant further understands Participant will be relied upon to develop and to maintain such relationships on behalf of the Company throughout the course of Participant’s employment with the Company.

(b)	Non-Disclosure, Non-Removal, and Return of Documents: Participant expressly covenants and agrees that during and after the term of Participant’s employment by the Company, Participant will never divulge any Confidential Information imparted to or obtained by Participant during the course of said employment except as directed by the Company or by a court having jurisdiction and directing the disclosure of any such information by court order with appropriate provisions to protect the confidentiality of such records to the extent practicable. Other than in the ordinary course of business, Participant shall not directly or indirectly copy, take, or remove from the Company’s premises any of the Company’s Confidential Information without the prior written consent of the Company. At the request of the Company or upon Participant’s Separation from Service for any reason, Participant shall immediately return and surrender to the Company originals and all copies of any the Company property, including but not limited to its Confidential Information.

(c)	Non-Solicitation: Participant agrees that, during the period of Participant’s employment and for a period of twelve (12) months following his/her Separation from Service (“the Non-Solicitation Restricted Period”), the Participant will not directly or indirectly solicit, divert, or take away, or attempt to solicit, divert, or take away, (i) the business or patronage of any of the clients, customers, or accounts, or prospective clients, customers, or accounts, of the Company, or (ii) any employee of the Company to terminate his or her employment with, or otherwise cease a relationship with, the Company.

(d)	Non-Competition: Participant agrees that, during the period of Participant’s employment and for a period of twelve (12) months following his/her Separation from Service (“the Non-Competition Restricted Period”), the Participant will not directly or indirectly, either individually or as a principal, partner, employee, agent or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business, located in any county where the Company has a physical location, that competes with or engages in the business conducted by the Company

(e)	Judicial Modification: the Company and Participant have attempted to limit Participant’s rights in Sections 10.13(a) – (d) above only as reasonably necessary to the extent permitted by applicable law and necessary to protect the Company from unfair competition. In the event the Company seeks to enforce the restrictions in Sections 10.13(a) – (d), Participant agrees not to seek to avoid such enforcement on the ground such restrictions are unreasonable in scope and/or duration. Further, if a Court of competent jurisdiction determines the restrictions contained in Sections 10.13(a) – (d) are too long in duration or too broad in geographic scope to be reasonable and enforceable, then the Court shall amend such a provision only so much as shall be necessary for the restrictions contained herein to be enforceable.

(f)	Legal and Equitable Relief: Participant agrees and stipulates that the restrictions contained in Sections 10.13(a) – (d) are necessary for the protection of the legitimate business interests, goodwill, and privacy of the Company and its customers. Any breach of Sections 10.13(a) – (d) will cause the Company substantial and irrevocable damage. Further, in addition to such other remedies that may be available, including the recovery of damages from Participant, the Company shall have the right to injunctive relief to restrain or enjoin any actual or threatened breach of the provisions of Sections 10.13(a) – (d), without posting bond. If the Company prevails in whole or in part in a legal proceeding to remedy a breach or threatened breach of this Agreement, then the Company shall be entitled to recover its reasonable attorney’s fees, expert witness fees, and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be granted.

(g)	Tolling of Agreement: To the extent Participant violates the provisions of Sections 10.13(c) and/or 10.13(d) above, the running of the Non-Solicitation Restricted Period and/or the Non-Competition Restricted Period shall be tolled during such period of violation.

ARTICLE XI

MISCELLANEOUS

11.1	Adjustments Upon Changes in Stock. In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments shall be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the Option Price per share subject to outstanding Options. Any such adjustments made by the Committee pursuant to this Section 10.1 shall be conclusive and binding for all purposes under the Plan.

11.2	Amendment, Suspension, and Termination of Plan.

(a)	The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, no such amendment, suspension, or termination shall materially adversely alter or impair any outstanding Awards without the consent of the Participant affected thereby.

(b)	Notwithstanding the foregoing, the Plan and any Award Agreements may be amended without any additional consideration to affected Participants to the extent necessary to comply with, or avoid penalties under, Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted prior to such amendments.

11.3	Non-uniform Determinations. The Committee’s determinations under the Plan, including without limitation, (i) the determination of the individual’s to receive Awards, (ii) the form, amount, and timing of any Awards, (iii) the terms and provisions of any Awards and (iv) the Award Agreements evidencing the same, need not be uniform and may be made by it selectively among individuals who receive, or who are eligible to receive, Awards under the Plan, whether or not such individuals are similarly situated.

11.4	General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Company Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body, or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.5	No Right to Employment. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Company or any Subsidiary to retain any person in the employ of, or continue the provision of services to, the Company or any Subsidiary, or (ii) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee, consultant, or advisor for any period of time or at any particular rate of compensation.

11.6	Governing Law. The provisions of the Plan shall take precedence over any conflicting provision contained in an Award Agreement. All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Kansas without regard to the principles of conflict of laws.

11.7	Indemnification of Board and Committee. Indemnification shall be in accordance with the Code of Regulations as amended by the Company’s shareholders from time to time.

11.8	No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

11.9

Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries to receive or exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the beneficiary designation, each designation will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary will be the

Participant’s surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

11.10	Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event arising as a result of an Award granted hereunder, a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Company Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

11.11	Right of Recapture. If, at any time within one year after the date on which a Participant exercises an Option (a “realization event”), the Committee determines in its discretion that the Company has been materially harmed by the Participant, whether such harm (a) results in the Participant’s Termination for Cause or (b) results from any activity of the Participant determined by the Committee to be in competition with any activity of the Company, or otherwise prejudicial, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain realized by the Participant from the realization event shall be paid by the Participant to the Company upon notice from the Company. Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of the Company Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

11.12	Investment Representations. As a condition to the exercise or granting of an Award, the Committee may require the person exercising or receiving such Award to represent and warrant that the shares of Company Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Company Stock if, in the opinion of counsel for the Company, such a representation is required.

11.13

Compliance with Section 409A of the Internal Revenue Code. If applicable, any Award made under this Plan shall be interpreted and administered in a manner so that any amount or benefit payable with respect to such Award shall be paid or provided in a manner that is either exempt from or compliant with the requirements Section 409A of the Code, and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder. Notwithstanding anything in this Plan to the contrary, all payments and benefits under an Award that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code and that would otherwise be payable or distributable hereunder by reason of a Participant’s termination of employment, will not be payable or distributable to such Participant unless the circumstances giving rise to such termination of employment meet any description or definition of “separation from service” in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the date, if any, on which an event occurs that constitutes a Section 409A-compliant “separation from service.” Further, to the extent a Participant is a “specified employee” within the meaning of Section 409A of the Code, then payment may not be made before the date which is six (6) months after the date of separation from service (or, if earlier, the date of death of such Participant).

EQUITY BANCSHARES, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

[EMPLOYEE FORM]

Name of Participant: ____________________________________

Grant Date: ___________________________________________

Total Option Shares: ____________________________________

Option Price Per Option Share: $___________________________

This Agreement evidences the grant by Equity Bancshares, Inc. (the “Company”) of a Nonqualified Stock Option Award to the above-named “Participant” pursuant to the Equity Bancshares, Inc. 2013 Stock Incentive Plan (the “Plan”).

1. Option. Participant is hereby awarded a contractual right (the “Option”) to purchase a number of shares of the Company’s common stock equal to the “Total Option Shares” at the “Option Price Per Option Share”, each as set forth above, subject to the terms and conditions set forth in this Agreement. The Option is intended be a non-qualified stock option and is not intended to qualify for federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Vesting and Exercise of the Option.

(a) Vesting Schedule. The Option shall vest and become exercisable in accordance with the vesting provisions set forth in Appendix A attached hereto.

(b) Manner of Exercise. The Option may be exercised only by Participant (or other proper party in the event of death), subject to the conditions of the Plan and subject to such other administrative rules as the Committee may deem advisable, by delivering a written notice of exercise to the Company’s Chief Financial Officer or his designee. The notice shall state the number of shares of Company Stock as to which the Option is being exercised. The exercise of the Option shall be deemed effective upon receipt of such notice and upon payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares of Company Stock as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the exercise period as provided herein.

(c) Period to Exercise Option.

(i) Except as set forth in subparagraph (c)(ii), Participant shall have a period of 90 days following his or her Termination to exercise the Option, to the extent vested and exercisable at the time of such Termination. If not exercised within such 90 day time period, the Option shall expire.

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(ii) In the event of Participant’s Termination due to death, Disability or Retirement, Participant (or his beneficiary) shall have a period of one year following such Termination to exercise the Option, to the extent vested and exercisable at the time of such Termination. If not exercised within such one year time period, the Option shall expire. For clarity and avoidance of doubt, vesting of the Option does not accelerate due to death, Disability or Retirement.

(iii) Notwithstanding any provision of this Agreement or the Plan to the) contrary, in no event may the Option be exercised later than the tenth (10th) anniversary of the Grant Date (or if the Company is not open for business on such day, the first business day immediately preceding such date).

(d) Forfeiture for Cause. Notwithstanding any provision of this Agreement or the Plan to the contrary, if Participant’s Termination is for Cause, then the Option (whether or not then vested and exercisable) shall be forfeited in its entirety and any and all rights hereunder shall terminate immediately.

3.	Company’s Right to Repurchase Stock and Right of First Refusal; Restriction on Transfer.

(a) Notwithstanding any provision of this Agreement or the Plan to the contrary, the Company shall have the right, but not the obligation, to purchase all or a portion of the shares of Company Stock acquired pursuant to this Agreement at Fair Market Value following Participant’s Termination for any reason. The Company’s right to purchase such shares under this provision must be exercised within 180 days following the later of the delivery of such shares or Participant’s Termination.

(b) Any shares of Company Stock acquired pursuant to exercise of the Option shall be subject to a “right of first refusal” in favor of the Company. The right of first refusal shall provide that, prior to any transfer of such shares by Participant, the shares must first be offered for purchase in writing to the Company at a price equal to the bona fide written purchase price offered by an independent prospective buyer. The Company shall have a total of ten business days after written notice to exercise the right of first refusal. If the right of first refusal is not exercised, such shares may be sold according to the terms of the written offer within 30 days of the expiration of the Company’s right of first refusal. If such shares are not sold within said 30 day period, such shares shall remain subject to a right of first refusal and the foregoing provisions of this subparagraph (b) must be complied with prior to any transfer of such shares. Notwithstanding the foregoing, the shares of Company Stock acquired pursuant to exercise of the Option shall not be subject to the right of refusal if such shares are listed on any nationally recognized exchange or quoted on The Nasdaq Stock Market or other over the counter market, without regard to other facts and circumstances, including but not limited to, the market price or volume of the volume of trading activity.

(c) Participant shall not be permitted to transfer any shares of Company Stock acquired pursuant to the exercise of the Option to any person or entity without the prior written consent of the Company.

(d) All shares of Company Stock issued pursuant to the Option granted herein shall bear a legend noting that such shares are subject to the provisions of subparagraphs (a), (b) and (c) above.

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4. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

5. Participant’s Undertaking; Stockholders Agreement. Participant hereby agrees that as a condition of this Agreement and the delivery of shares of Company Stock upon the exercise of the Option, Participant shall be obligated to execute the Amended and Restated Stockholders Agreement of Equity Bancshares, Inc. (or such other stockholders agreement as may then be in effect) and shall be bound by the terms and conditions thereof. Participant further agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or affect one or more of the obligations or restrictions imposed on Participant pursuant to the express provisions of this Agreement and the Plan. Participant further agrees that if he or she is or becomes an insider of the Company for purposes of any applicable securities or other law or the Company’s insider trading policy, then the exercise of the Option and the disposal of shares of Company Stock acquired pursuant to such exercise shall be subject to restrictions under such law or policy.

6. Incorporation of Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.

7. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, at:

Equity Bancshares, Inc.

7701 East Kellogg Drive, Suite 200

Wichita, Kansas 67207

Attn: Chief Financial Officer

If to Participant, to him or her at the address set forth on the signature page hereto or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

8. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be binding upon the Participant’s successors. This Agreement shall be the sole and exclusive source of any and all rights which the Participant or his/her successors may have in respect to this Agreement.

9. Resolution of Disputes; Governing Law. Any dispute or disagreement which should arise under or as a result of or in any way related to the interpretation, construction or application of this Agreement will be determined by the Board. Any determination made hereunder shall be final, binding and conclusive for all purposes. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the state of Kansas.

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10. Further Assurances. The parties agree to perform any further acts and agree to execute and deliver any additional documents, which may be reasonably necessary to carry out the provisions of this Agreement.

11. Amendment. No amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s consent.

12. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

13. Payment of Taxes Upon Payment. The Participant acknowledges and. agrees that all payments under this Agreement shall be subject to all applicable taxes and other withholdings. The Company shall have the authority and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising as a result of this Agreement. The Company may in its discretion and in satisfaction of the foregoing requirement allow the Participant to elect to have the Company withhold shares of Stock otherwise issuable under this Agreement (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of this Agreement, the number of shares of Stock which may be withheld in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities under this Agreement shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

14. Payments that Violate Federal Securities Laws or Other Applicable Law. Notwithstanding any provision in this Agreement to the contrary, any payment under this Agreement may be delayed if the Company reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable law; provided that, such payment is made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation.

15. Rights as Stockholder. The Participant or his/her successors shall have no rights as a stockholder with respect to the Option covered by this Agreement, including but not limited to voting rights, until the Participant or his/her successors shall have become the beneficial owner of shares of Stock.

16. Confidentiality and Non-Solicitation Agreement. As a condition of the Award under this Agreement, Participant acknowledges and agrees that he or she has read and agrees to be bound by all of the terms and conditions of the Confidentiality and Non-Solicitation Agreement attached hereto as Exhibit B.

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17. Clawback. Notwithstanding any provision in this Agreement to the contrary, if (a) any payment hereunder is based upon financial statements or other performance criteria that are later determined to have been materially inaccurate or (b) the Participant violates the provisions of any confidentiality, non-competition, non-solicitation or similar agreement or policy, then the Company may recover or require reimbursement of all amounts paid to the Participant under this Agreement (including profits from the sale of Stock). In exercising its discretion to recover or require reimbursement of any amounts pursuant to clause (a) above, the Company will give reasonable and due consideration to, among other relevant factors, the level of the Participant’s responsibility or influence, as well as the level of others’ responsibility or influence, over the judgments or actions that gave rise to the restatement.

18. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date. This Agreement may be executed in counterparts.

EQUITY BANCSHARES, INC.

By:_______________________________________

Title:______________________________________

Date:

PARTICIPANT

__________________________________________

Date:______________________________________

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EQUITY BANCSHARES, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

[NON-EMPLOYEE DIRECTOR FORM]

Name of Participant: ____________________________________

Grant Date: ___________________________________________

Total Option Shares: ____________________________________

Option Price Per Option Share: $___________________________

This Agreement evidences the grant by Equity Bancshares, Inc. (the “Company”) of a Nonqualified Stock Option Award to the above-named “Participant” pursuant to the Equity Bancshares, Inc. 2013 Stock Incentive Plan (the “Plan”).

1. Option. Participant is hereby awarded a contractual right (the “Option”) to purchase a number of shares of the Company’s common stock equal to the “Total Option Shares” at the “Option Price Per Option Share”, each as set forth above, subject to the terms and conditions set forth in this Agreement. The Option is intended be a non-qualified stock option and is not intended to qualify for federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Vesting and Exercise of the Option.

(a) Vesting Schedule. The Option shall be fully vested and exercisable at all times.

(b) Manner of Exercise. The Option may be exercised only by Participant (or other proper party in the event of death), subject to the conditions of the Plan and subject to such other administrative rules as the Committee may deem advisable, by delivering a written notice of exercise to the Company’s Chief Financial Officer or his designee. The notice shall state the number of shares of Company Stock as to which the Option is being exercised. The exercise of the Option shall be deemed effective upon receipt of such notice and upon payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares of Company Stock as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the exercise period as provided herein.

(c) Period to Exercise Option.

(i) Except as set forth in subparagraph (c)(ii), Participant shall have a period of 90 days following his or her Termination to exercise the Option, to the extent vested and exercisable at the time of such Termination. If not exercised within such 90 day time period, the Option shall expire.

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(ii) In the event of Participant’s Termination due to death or Disability, Participant (or his beneficiary) shall have a period of one year following such Termination to exercise the Option, to the extent vested and exercisable at the time of such Termination. If not exercised within such one year time period, the Option shall expire.

(iii) Notwithstanding any provision of this Agreement or the Plan to the contrary, in no event may the Option be exercised later than the tenth (10th) anniversary of the Grant Date (or if the Company is not open for business on such day, the first business day immediately preceding such date).

3. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

4. Participant’s Undertaking. Participant hereby agrees that as a condition of this Agreement and the delivery of shares of Company Stock upon the exercise of the Option, Participant shall be obligated to execute the Amended and Restated Stockholders Agreement of Equity Bancshares, Inc. (or such other stockholders agreement as may then be in effect) and shall be bound by the terms and conditions thereof. Participant further agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or affect one or more of the obligations or restrictions imposed on Participant pursuant to the express provisions of this Agreement and the Plan. Participant further agrees that if he or she is or becomes an insider of the Company for purposes of any applicable securities or other law or the Company’s insider trading policy, then the exercise of the Option and the disposal of shares of Company Stock acquired pursuant to such exercise shall be subject to restrictions under such law or policy.

5. Incorporation of Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.

6. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, at:

Equity Bancshares, Inc.

7701 East Kellogg Drive, Suite 200

Wichita, Kansas 67207

Attn: Chief Financial Officer

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If to the Participant, to him or her at the address set forth on the signature page hereto or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

7. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be binding upon the Participant’s successors. This Agreement shall be the sole and exclusive source of any and all rights which the Participant or his/her successors may have in respect to this Agreement.

8. Resolution of Disputes; Governing Law. Any dispute or disagreement which should arise under or as a result of or in any way related to the interpretation, construction or application of this Agreement will be determined by the Board. Any determination made hereunder shall be final, binding and conclusive for all purposes. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the state of Kansas.

9. Further Assurances. The parties agree to perform any further acts and agree to execute and deliver any additional documents, which may be reasonably necessary to carry out the provisions of this Agreement.

10. Amendment. No amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s consent.

11. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

12. Payments that Violate Federal Securities Laws or Other Applicable Law. Notwithstanding any provision in this Agreement to the contrary, any payment under this

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Agreement may be delayed if the Company reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable law; provided that, such payment is made at the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation.

13. Rights as Stockholder. The Participant or his/her successors shall have no rights as a stockholder with respect to the Option covered by this Agreement, including but not limited to voting rights, until the Participant or his/her successors shall have become the beneficial owner of shares of Stock.

14. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date. This Agreement may be executed in counterparts.

EQUITY BANCSHARES, INC.

By:_______________________________________

Title:______________________________________

PARTICIPANT

__________________________________________

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